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                                                                    EXHIBIT 11


                  MALAN REALTY INVESTORS, INC. AND SUBSIDIARY
                       COMPUTATION OF EARNINGS PER SHARE
          (IN THOUSANDS, EXCEPT SHARE AND EARNINGS PER SHARE AMOUNTS)


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
                                             THREE MONTHS ENDED MARCH 31, 1997         THREE MONTHS ENDED MARCH 31, 1996

                                                                       FULLY                                    FULLY
                                                PRIMARY               DILUTED              PRIMARY             DILUTED
                                             --------------       --------------       --------------      --------------
INCOME
  NET INCOME (LOSS)                                    ($7)                  (7)                 $87                $87

  INTEREST ON CONVERTIBLE
  DEBT                                                                    2,117                                   2,117
                                                ----------           ----------           ----------          ---------

TOTAL                                                  ($7)              $2,110                  $87             $2,204
                                                ==========           ==========           ==========          =========

NUMBER OF SHARES

  WEIGHTED AVERAGE SHARES OUTSTANDING            3,463,806            3,463,806            3,475,367          3,475,367

  OTHER COMMON STOCK EQUIVALENTS                     6,750                7,380

  SHARES ISSUED UPON CONVERSION
  OF CONVERTIBLE DEBT                                                 5,193,235                               5,193,235
                                                -----------          ----------           ----------         ----------

TOTAL                                            3,470,556            8,664,421            3,475,367          8,668,602
                                                ===========          ==========           ==========         ==========


NET INCOME (LOSS) PER SHARE                         ($0.00)               $0.24                $0.03              $0.25
                                                    =======               =====                =====              =====

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